                                                                   EXHIBIT 10.45










                          AMYLIN PHARMACEUTICALS, INC.

                         2001 DEFERRED COMPENSATION PLAN

                             EFFECTIVE APRIL 1, 2001

                                TABLE OF CONTENTS

                                                                                          PAGE
SECTION 1         DEFINITIONS................................................................1

        1.1    "Account".....................................................................1

        1.2    "Base Salary".................................................................1

        1.3    "Beneficiary".................................................................1

        1.4    "Cash Bonus"..................................................................2

        1.5    "Change in Control"...........................................................2

        1.6    "Code"........................................................................2

        1.7    "Consultant...................................................................2

        1.8    "Consulting Fees..............................................................2

        1.9    "Committee"...................................................................2

        1.10   "Compensation"................................................................2

        1.11   "Directors Fees"..............................................................3

        1.12   "Effective Date"..............................................................3

        1.13   "Eligible Compensation".......................................................3

        1.14   "Employee"....................................................................3

        1.15   "Employer"....................................................................3

        1.16   "Employer Contributions"......................................................3

        1.17   "Hardship"....................................................................3

        1.18   "Non-Employee Director".......................................................3

        1.19   "Plan Year"...................................................................3

        1.20   "Plan"........................................................................3

        1.21   "Permanent Disability"........................................................3

        1.22   "Service".....................................................................3

        1.23   "Service Provider"............................................................4

        1.24   "Subsidiary"..................................................................4

        1.25   "Transferee Plan".............................................................4

        1.26   "Trust" or "Trust Agreement"..................................................4

        1.27   "Trust Fund"..................................................................4

        1.28   "Trustee".....................................................................4

SECTION 2         ELIGIBILITY................................................................4

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
        2.1    Eligibility...................................................................4

SECTION 3         DEFERRED COMPENSATION......................................................4

        3.1    Deferred Compensation.........................................................4

        3.2    Payment of Account Balances...................................................6

        3.3    Election to Defer Compensation................................................7

        3.4    Distribution Election.........................................................7

        3.5    Hardship......................................................................8

        3.6    Service Provider's Right Unsecured............................................9

        3.7    Investment of Contribution....................................................9

        3.8    Distribution with Penalty.....................................................9

SECTION 4         DESIGNATION OF BENEFICIARY................................................10

        4.1    Designation of Beneficiary...................................................10

SECTION 5         TRUST PROVISIONS..........................................................10

        5.1    Trust Agreement..............................................................10

SECTION 6         AMENDMENT, TERMINATION AND TRANSFERS BY COMMITTEE.........................10

        6.1    Amendment....................................................................10

        6.2    Termination..................................................................11

        6.3    Transfers by Committee.......................................................11

SECTION 7         ADMINISTRATION............................................................11

        7.1    Administration...............................................................11

        7.2    Liability of Committee; Indemnification......................................11

        7.3    Expenses.....................................................................11

SECTION 8         GENERAL AND MISCELLANEOUS.................................................12

        8.1    Rights against Employer......................................................12

        8.2    Assignment or Transfer.......................................................12

        8.3    Severability.................................................................12

        8.4    Construction.................................................................12

        8.5    Governing Law................................................................12

        8.6    Payment Due to Incompetence..................................................12

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
        8.7    Tax..........................................................................13

        8.8    Attorney's Fees..............................................................13

        8.9    Plan Binding on Successors/Assignees.........................................13

                          AMYLIN PHARMACEUTICALS, INC.
                         2001 DEFERRED COMPENSATION PLAN
                             EFFECTIVE APRIL 1, 2001


        AMYLIN PHARMACEUTICALS, INC., a Delaware Corporation (referred to hereafter as the "Employer") established, effective April 1, 2001, the Amylin Pharmaceuticals, Inc. 2001 Deferred Compensation Plan (the "Plan"), an unfunded plan for the purpose of providing deferred compensation for a select group of management and highly compensated executives and other persons as described herein.

                                    RECITALS

        WHEREAS, those persons identified by the Board of Directors of the Employer, the Compensation Committee of the Board of Directors of the Employer or any other committee designated by the Board of Directors of the Employer to administer this Plan in accordance with Section 8 hereof (hereinafter referred to as the "Committee") as eligible to participate in this Plan (each of whom are referred to hereafter as a "Service Provider" or collectively as the "Service Providers");

        WHEREAS, Employer desires to adopt an unfunded deferred compensation plan and the Service Providers desire the Employer to pay certain deferred compensation and/or related benefits to or for the benefit of Service Providers, or a designated Beneficiary or both; and

        WHEREAS, Employer believes it is in the best interest of Service Providers and their Beneficiaries to adopt the Plan;

        NOW, THEREFORE, the Employer hereby adopts the Plan effective as of April 1, 2001.

                                    SECTION 1

                                   DEFINITIONS

        1.1 "Account" shall mean the separate account(s) established under this Plan and the Trust for each participating Service Provider.

        1.2 "Base Salary" shall mean, for a given semi-annual period, an Employee's regular compensation payable during the semi-annual period, excluding bonuses, commissions, overtime, incentive payments, non-monetary awards, compensation deferred pursuant to all Section 125 (cafeteria) or Section 401(k) (savings) plans of the Employer and other special compensation, and reduced by the tax withholding obligations imposed on the Employer and any other withholding requirements imposed by law with respect to such amounts.

        1.3 "Beneficiary" or "Beneficiaries" shall mean a person or persons designated by the Service Provider to receive such Service Provider's deferred compensation benefits in the event of his or her death.


                                       1.

        1.4 "Cash Bonus" shall mean amounts (if any) awarded under the bonus policies maintained by the Employer and any commissions earned on sales.

        1.5 "Change in Control" shall mean the happening of any of the following:

               (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended from time to time, and any successor statute (the "Exchange Act") (other than the Employer, a subsidiary, an affiliate, or an Employer employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing 50% or more of the combined voting power of the Employer's then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

               (b) there is consummated a sale or other disposition of all or substantially of assets of the Employer (other than a sale to an entity where at least 50% of the combined voting power of the voting securities of such entity are owned by the stockholders of the Employer in substantially the same proportions as their ownership of the Employer immediately prior to such sale);

               (c) there is consummated a merger, consolidation or similar transaction involving the Employer and, immediately after the consummation of such transaction, the stockholders of Employer immediately prior to the consummation of such transaction do not own, directly or indirectly, outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such transaction or more than 50% of the combined outstanding voting power of the parent of the surviving entity in such transaction.

        1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

        1.7 "Consultant" shall mean a person who: (i) is providing consulting services to the Employer, (ii) was previously employed by the Employer as an officer, vice-president, or equivalent title and (iii) was identified by the Committee as eligible to participate in this Plan while employed by the Employer.

        1.8 "Consulting Fees" shall mean, for a given semi-annual period, the consulting fees payable to a Consultant by the Employer during the semi-annual period.

        1.9 "Committee" shall mean the Compensation Committee of the Board of Directors of the Employer or any other committee designated by the Board of Directors of the Employer to administer this Plan in accordance with Section 7 hereof.

        1.10 "Compensation" shall mean the Base Salary, Cash Bonuses, Consulting Fees and Director Fees as defined herein.


                                       2.

        1.11 "Directors Fees" shall mean, for a given semi-annual period, the retainer, per meeting fees, committee meeting fees, and consulting fees payable to a Non-Employee Director by the Employer during the semi-annual period.

        1.12   "Effective Date" of the Plan shall mean April 1, 2001.

        1.13 "Eligible Compensation" shall mean projected annual compensation from the Employer determined on an annual basis by the Employer at or before the beginning of the Plan, which may consist of salary, bonus, and/or incentive payments, determined before any deductions under any qualified plan of the Employer (including a Section 401(k) plan or a Section 125 plan) and excluding any special or non-recurring compensatory payments such as moving or relocation bonuses or automobile allowances.

        1.14   "Employee" shall mean each employee of Employer.

        1.15 "Employer" shall mean Amylin Pharmaceuticals, Inc., a Delaware corporation, and any successor organization thereto, and any Subsidiary of the Company.

        1.16 "Employer Contributions" shall mean the Employer's discretionary contribution, if any, pursuant to Section 3.1(b) of the Plan.

        1.17 "Hardship" shall have the meaning set forth in Section 3.5 of the Plan.

        1.18 "Non-Employee Director" shall mean a director of the Employer who is not otherwise an Employee of the Employer.

        1.19 "Plan Year" shall mean the year beginning each January 1 and ending December 31; notwithstanding the foregoing, the initial Plan Year shall mean the period beginning with the Effective Date and ending on December 31, 2001.

        1.20 "Plan" shall mean the Amylin Pharmaceuticals, Inc. 2001 Deferred Compensation Plan, including any amendments thereto.

        1.21 "Permanent Disability" shall mean that the Service Provider is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or otherwise meets the definition of "Permanent Disability" as set forth in the Employer's Long Term Disability Plan as in effect on the date of such determination. A Service Provider will not be considered to have a Permanent Disability unless he or she furnishes proof of such condition sufficient to satisfy the Employer, in its sole discretion.

        1.22 "Service" shall mean employment as a common law employee, service as a Consultant or service as a Non-Employee Director of the Employer, as applicable. An Employee shall not be deemed to terminate Service if the Employee converts from a Non-Employee Director to a common law employee from a common law employee to a Consultant or any combination thereof.


                                       3.

        1.23 "Service Provider" shall mean an Employee, Non-Employee Director and Consultant of the Employer, and a Service Provider's Beneficiary where the context so requires.

        1.24 "Subsidiary" shall mean any corporation (other than the Employer) in an unbroken chain of corporations beginning with the Employer, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty (50) percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        1.25 "Transferee Plan" shall mean an unfunded, nonqualified deferred compensation plan described in Section 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

        1.26   "Trust" or "Trust Agreement" shall mean the Amylin
Pharmaceuticals, Inc. 2001 Deferred Compensation Plan Rabbi Trust Agreement, including any amendments thereto, entered into between the Employer and the Trustee to carry out the provisions of the Plan.

        1.27 "Trust Fund" shall mean the cash and other assets and/or properties held and administered by Trustee pursuant to the Trust to carry out the provisions of the Plan.

        1.28 "Trustee" shall mean the designated Trustee acting at any time under the Trust.

                                    SECTION 2

                                   ELIGIBILITY

        2.1 ELIGIBILITY. Eligibility to participate in the Plan shall be limited to Service Providers of the Employer who: (1) (a) are (or were) classified as officers, vice-presidents, or an equivalent title, and (b) have been selected by the Committee to participate in the Plan, or (2) are Non-Employee Directors. The Committee shall designate Service Providers who shall be covered by this Plan in a separate Acknowledgment (in the form attached hereto as Appendix 1) for each such Service Provider. Participation in the Plan shall commence as of the date such Acknowledgment is signed by the Service Provider and delivered to the Employer, provided that deferral of Compensation under the Plan shall not commence until the Service Provider has complied with the election procedures set forth in Section 3.3. Nothing in the Plan or in the Acknowledgment should be construed to require any contributions to the Plan on behalf of the Service Provider by Employer.

                                    SECTION 3

                              DEFERRED COMPENSATION

        3.1    DEFERRED COMPENSATION.

               (a) Each participating Service Provider may elect, in accordance with Section 3.3 of this Plan, to defer semi-annually the receipt of all or a portion of the Compensation for active Service otherwise payable to him or her by Employer during each semi-annual period or portion of a semi-annual period during the Service Provider's Service to the Employer. Any


                                       4.

Compensation deferred by Service Provider pursuant to Section 3.3 shall be recorded by the Employer in an Account, maintained in the name of the Service Provider, which Account shall be credited with a dollar amount equal to the total amount of Compensation deferred during each semi-annual period under the Plan, together with earnings thereon credited in accordance with Section 3.7. The amount or percentage of Compensation that Service Provider elects to defer under Section 3.3 will remain constant for the semi-annual period and shall not be subject to change during such semi-annual period. Each such deferral election by a Non-Employee Director as to Directors Fees or discontinuance of a deferral election as to Directors Fees will continue in force for each successive semi-annual period until or unless suspended or modified by the filing of a subsequent election with the Employer by the Non-Employee Director in accordance with Section 3.3 of the Plan. Each deferral election as to an Employee's Base Compensation or a Consultant's Consulting Fees shall continue in force only for the semi-annual period to which such election applies, and shall not apply to any successive semi-annual periods. Each deferral election as to an Employee's Cash Bonus shall continue in force only for the single semi-annual period in which it is paid, regardless of the period of time as to which it is awarded, and shall not apply to any successive semi-annual periods. Any deferral election with respect to a Cash Bonus must be made prior to the time the amount of the bonus is determined, prior to the end of the period of time as to which the bonus is awarded, and at a time that the amount of any such bonus remains substantially uncertain. All deferrals pursuant to this Section 3.1 shall be fully vested at all times. Deferral elections shall be subject to a minimum dollar and maximum percentage amounts as follows: (i) the minimum semi-annual deferral amount is $2,500, which shall be withheld from the Employee's Compensation, and (ii) the maximum deferral percentage amounts for each Plan Year shall be determined by the Committee prior to the commencement of such Plan Year; but in no event shall the maximum deferral percentage exceed the maximum amount of the Employee's Base Salary which may be deferred under applicable federal and state labor and employment laws (including wage and hour laws), 100% of the Employee's Cash Bonus, 100% of the Consultant's Consulting Fees and 100% of the Non-Employee Director's Directors Fees.

               (b) Employer shall not be obligated to make any other contribution to the Plan on behalf of any Service Provider at any time. Employer may make Employer Contributions to the Plan on behalf of one or more Service Providers. Employer Contributions, if any, made to Accounts of Service Providers shall be determined in the sole and absolute discretion of the Employer, and may be made without regard to whether the Service Provider to whose Account such contribution is credited has made, or is making, contributions pursuant to
Section 3.1(a). The Employer shall not be bound or obligated to apply any specific formula or basis for calculating the amount of any Employer Contributions and Employer shall have sole and absolute discretion as to the allocation of Employer Contributions among participating Service Provider Accounts. The use of any particular formula or basis for making an Employer Contribution in one year shall not bind or obligate the Employer to use such formula or basis in any other year. Employer Contributions may be subject to a substantial risk of forfeiture in accordance with the terms of a vesting schedule, which may be selected by the Employer in its sole and absolute discretion.

               (c) Amounts deferred under the Plan shall be calculated and withheld from the Employee's base salary and/or cash bonus after such compensation has been reduced to reflect salary reduction contributions to the Employer's Code Section 125 (cafeteria) and Code


                                       5.

Section 401(k) (savings) plans, and after any reductions for contributions to the Code Section 423 (employee stock purchase) plan.

        3.2    PAYMENT OF ACCOUNT BALANCES.

               (a) The Service Provider shall elect whether he or she will receive distribution of his or her entire Account, subject to tax withholding requirements, (i) upon reaching a specified age, (ii) upon passage of a specified number of years, (iii) upon a Change in Control (iv) upon termination of Service with Employer, (v) upon the earlier to occur of (A) termination of Service with Employer (B) passage of a specified number of years or attainment of a specified age, or (C) upon a Change in Control (vi) upon the later to occur of (A) termination of Service with Employer (B) passage of a specified number of years or attainment of a specified age or (C) upon a Change in Control, as elected by Service Provider in accordance with the form established by the Committee. Such form may permit an election among some or all of the alternatives listed in this Section 3.2(a), as determined in the Committee's sole discretion. A designation of the time of distribution shall be required as a condition of participation under this Plan. The Service Provider shall also elect to receive all amounts payable to him or her in a lump sum or in equal monthly installments over a designated period of five or ten years, pursuant to the provisions of Section 3.2(e). These elections shall be made in accordance with Section 3.4 of this Plan.

               (b) Distributions shall be made to the maximum extent allowable under the election made by Service Provider, except that no distribution shall be made to the extent that the receipt of such distribution, when combined with the receipt of all other "applicable employee remuneration" (as defined in Code Section 162(m)(4)) would cause any remuneration received by an Employee to be nondeductible by the Employer under Code Section 162(m)(1). The portion of any distributable amount that is not distributed by operation of this Section 3.2(b) shall be distributed in subsequent years in the manner elected by the Service Provider until the Service Provider's Account has been fully liquidated. The commencement date of the lump sum payment or the five- or ten-year period (whichever is applicable) shall be automatically extended, when necessary to satisfy the requirements of this subsection, for one-year periods until all Account balances have been distributed in the manner elected by the Service Provider.

               (c) Upon termination of Service Provider's Service with Employer by reason of death or Permanent Disability prior to the time when payment of Account balances otherwise would commence under the provisions of
Section 3.2(a), Service Provider or Service Provider's designated Beneficiary will be entitled to receive all amounts credited to the Account of Service Provider as of the date of his or her death or Permanent Disability (notwithstanding any contrary election to receive distributions under the first sentence of Section 3.2(a)). Upon termination of Service Provider's Service with Employer by reason other than death or Permanent Disability prior to the date when payment of Account balances otherwise would commence under the provisions of Section 3.2(a), the Employer may, in the sole discretion of the Committee, distribute to Service Provider or Service Provider's designated Beneficiary all amounts credited to the Service Provider's Account as of the date of such termination (notwithstanding any contrary election to receive distributions under the first sentence of Section 3.2(a)). Said amounts shall be payable in the form determined pursuant to the provisions of Section 3.2(e).


                                       6.

               (d) Upon the death of Service Provider prior to complete distribution to him or her of the entire balance of his or her Account (and after the date of termination of employment with Employer), the balance of his or her Account on the date of death shall be payable to Service Provider's designated Beneficiary pursuant to Section 3.2(e). Notwithstanding any other provision of the Plan to the contrary, the Service Provider's designated Beneficiary may receive the distribution of the remaining portion of such deceased Service Provider's Account in the form of a lump sum if the Beneficiary requests such a distribution and the Committee, in its sole discretion, consents to such a distribution.

               (e) The Employer shall distribute or direct distribution of the balance of amounts previously credited to Service Provider's Account, in a lump sum, or in monthly installments over a period of five (5) years or ten (10) years as Service Provider shall designate. A designation of the form of distribution shall be required as a condition of participation under this Plan. Distribution of the lump sum or the first installment shall be made or commence within ninety (90) days following the date specified in the first sentence of
Section 3.2(a), or as otherwise provided in 3.2(c). Subsequent installments, if any, shall be made on the first day of each month following the last installment as determined by Employer. The amount of each installment shall be calculated by dividing the Account balance as of the date of the distribution by the number of installments remaining pursuant to the Service Provider's distribution election. Each such installment, if any, shall take into account earnings credited to the balance of the Account remaining unpaid. The Service Provider's distribution election shall be made on a form provided by Employer.

        3.3 ELECTION TO DEFER COMPENSATION. Each election of a Service Provider to defer compensation as provided in Section 3.1 of this Plan shall be in writing, signed by the Service Provider, and delivered to Employer, together with all other documents required under the provisions of this Plan, within such time as determined by the Committee and communicated to those Service Providers who are eligible to participate in the Plan; provided, however, that such deferral elections must be delivered to Employer at least three (3) months prior to the beginning of the semi-annual period during each Plan Year with respect to which the Compensation to be deferred is otherwise payable to Service Provider; provided, further, that for the Plan Year in which this Plan is first implemented, and in the case of an Employee who is hired or promoted to a position of eligibility for participation in the Plan or a Non-Employee Director who is elected to become a Non-Employee Director during a semi-annual period, such Service Provider shall have thirty (30) days from the date of notification of eligibility for participation in the Plan in which to submit the required election documents for the then current semi-annual period. Any deferral election made by Service Provider shall be irrevocable with respect to any Compensation covered by such election, including Compensation payable in the semi-annual period in which the election suspending or modifying the prior deferral election is delivered to Employer. The Employer shall withhold the amount or percentage of Base Salary specified to be deferred in equal amounts for each payroll period and shall withhold the amount or percentage of each Cash Bonus specified to be deferred at the time or times such Cash Bonus is or otherwise would be paid to the Employee. The election to defer Compensation shall be made on the form provided by Employer. The Employer shall withhold the amount or percentage of Consulting Fees and/or Directors Fees specified to be deferred at the time or times such Consulting Fees and/or Directors Fees are or otherwise would be paid to the Service Provider.


                                       7.

        3.4 DISTRIBUTION ELECTION. The initial distribution election of a Service Provider as provided in Section 3.2 of this Plan shall be in writing, signed by the Service Provider, and delivered to Employer, together with all other documents required under the provisions of this Plan, within such period of time determined by the Committee and communicated to those Service Providers who are eligible to participate in the Plan. Such distribution elections must be delivered to the Employer prior to the beginning of the first Plan Year in which Service Provider is eligible to participate in the Plan; provided however, that a Service Provider who is hired or promoted to a position of eligibility for participation in the Plan or a Non-Employee Director who is elected to become a Non-Employee Director during a Plan Year shall have thirty (30) days from the date of notification of eligibility for participation in the Plan in which to submit the required distribution election documents. If permitted by the Committee, a Service Provider may change the terms of his or her initial distribution election by making a new election, and any such new election will be effective as of the date that is twenty-five (25) months following the date the new election is made and such new election will apply to the Service Provider's entire account. A Service Provider may not make a new election once distributions from the Plan have commenced or which would first become effective at a time when distributions from the Plan have commenced. A Service Provider's distribution election shall be in the form established by the Committee in accordance with the terms of the Plan.

        3.5    HARDSHIP.

               (a) A Service Provider may apply for distributions from his or her Account to the extent that the Service Provider demonstrates to the reasonable satisfaction of the Committee that he or she needs the funds due to Hardship. For purposes of this Section 3.5, a distribution is made on account of "Hardship" only if the distribution is made on account of an unforeseeable immediate and heavy emergency financial need of the Service Provider and is necessary to satisfy that emergency financial need. Whether a Service Provider has an immediate and heavy emergency financial need shall be determined by the Committee based on all relevant facts and circumstances, and shall include, but not be limited to: the need to pay funeral expenses of a family member; the need to pay expenses for medical care for Service Provider, the Service Provider's spouse or any dependent of Service Provider resulting from sudden unexpected illness or accident; payments necessary to prevent the eviction of Service Provider from Service Provider's principal residence or foreclosure on the mortgage on that residence; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Service Provider. A Hardship distribution shall not exceed the amount required to relieve the financial need of the Service Provider, nor shall a Hardship distribution be made if the need may be satisfied from other resources reasonably available to the Service Provider. For purposes of this paragraph, a Service Provider's resources shall be deemed to include those assets of the Service Provider's spouse and minor children that are reasonably available to the Service Provider. Prior to approving a Hardship distribution, Employer shall require the Service Provider to certify in writing that the Service Provider's financial need cannot reasonably be relieved:

                      (i) through reimbursement or compensation by insurance or otherwise; or


                                       8.

                      (ii) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.

               (b) Any Service Provider receiving a Hardship distribution under this section shall be ineligible to defer any additional Compensation under the Plan until the first day of the Plan Year following the second anniversary of the date of the Hardship distribution. In addition, a new deferred election must be submitted to the Employer as a condition of participation in the Plan.

        3.6 SERVICE PROVIDER'S RIGHT UNSECURED. The right of the Service Provider or his or her designated Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Employer, and neither the Service Provider nor his or her designated Beneficiary shall have any rights in or against any amount credited to his or her Account or any other specific assets of the Employer, except as otherwise provided in the Trust. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Plan and the Employer or any other person.

        3.7    INVESTMENT OF CONTRIBUTION.

               (a) The investment options available to each Service Provider shall be determined by the Employer and set forth in a separate written document or in a manner acceptable to the Committee, a copy of which shall be attached hereto and by this reference is incorporated herein. Each Service Provider shall have the sole and exclusive right to direct the Trustee as to the investment of his or her Accounts in accordance with policies and procedures implemented by the Trustee. The right of a Service Provider to direct the investment of his or her Account into one or more of the available investment options shall not in any way be considered to alter the fact that an Account is a bookkeeping account only that measures the Employer's obligation to pay benefits hereunder, that the assets being invested at the direction of a Service Provider are assets of the Employer and that the Service Provider's rights under the Plan remain those of an unsecured, general creditor of the Employer. Employer shall not be liable for any investment decision made by any Service Provider while such funds are held by the Trustee.

               (b) Accounts shall be credited with the actual financial performance or earnings generated by such investments directed by the Service Provider and made by the Trustee, until the Account has been fully distributed to the Service Provider or to the Service Provider's designated Beneficiary.

               (c) Employer shall furnish each participant with a statement of his or her account balance at least annually.

        3.8 DISTRIBUTION WITH PENALTY. Notwithstanding the foregoing, a Service Provider may elect to receive a distribution of his or her Account at any time, upon ten (10) days' notice to Employer; provided that upon such distribution ten percent (10%) of such Service Provider's Account shall be forfeited to Employer and may not be recontributed by Employer to Service


                                       9.

Provider's Account; provided further that a Service Provider receiving a distribution under this Section shall be ineligible to defer any additional Compensation under the Plan until the first day of the Plan Year following the date of such distribution. In addition a new deferral election must be submitted to Employer as a condition of participation in the Plan.

                                   SECTION 4

                           DESIGNATION OF BENEFICIARY

        4.1 DESIGNATION OF BENEFICIARY. Service Provider may designate a Beneficiary or Beneficiaries to receive any amount due hereunder by Service Provider by written notice thereof to Employer at any time prior to Service Provider's death and may revoke or change the Beneficiary designated therein without the Beneficiary's consent by written notice delivered to Employer at any time and from time to time prior to Service Provider's death. If Service Provider is married and a resident of a community property state, one half of any amount due hereunder which is the result of an amount contributed to the Plan during such marriage is the community property of the Service Provider's spouse and Service Provider may designate a Beneficiary or Beneficiaries to receive only the Service Provider's one-half interest. If Service Provider shall have failed to designate a Beneficiary, or if no such Beneficiary shall survive him or her, then such amount shall be paid to his or her estate. Designations of Beneficiaries shall be made on the form provided by Employer.

                                   SECTION 5

                                TRUST PROVISIONS

        5.1 TRUST AGREEMENT. The Employer may establish the Trust for the purpose of retaining assets set aside by Employer pursuant to the Trust Agreement for payment of all or a portion of the amounts payable pursuant to the Plan. Any benefits not paid from the Trust shall be paid solely from Employer's general funds, and any benefits paid from the Trust shall be credited against and reduce by a corresponding amount the Employer's liability to Service Providers under the Plan. No special or separate fund, other than the Trust Agreement, shall be established and no other segregation of assets shall be made to assure the payment of any benefits hereunder. All Trust Funds shall be subject to the claims of general creditors of the Employer in the event the Employer is Insolvent as defined in Section 3 of the Trust Agreement. The obligations of the Employer to pay benefits under the Plan constitute an unfunded, unsecured promise to pay and Service Providers shall have no greater rights than general creditors of the Employer.

                                   SECTION 6

                AMENDMENT, TERMINATION AND TRANSFERS BY COMMITTEE

        6.1 AMENDMENT. The Committee shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment. Any such amendment shall come effective upon the date stated therein, and shall be binding on all Service Providers, except as otherwise provided in such amendment; provided, however, that said amendment shall not affect


                                      10.

adversely benefits payable to an affected Service Provider without the Service Provider's written approval.

        6.2 TERMINATION. The Committee shall have the right to terminate this Plan at any time and direct the lump sum payments of all assets held by the Trust if the Employer is not Insolvent (as defined in Section 3 of the Trust Agreement) at that time.

        6.3    TRANSFERS BY COMMITTEE.

               (a) In the event that a Service Provider transfers employment from the Employer to a Subsidiary, the Committee shall have the right, but no obligation, to direct the Trustee to transfer funds in an amount equal to the amount credited to such Service Provider's Account (the "Transferred Account") to a trust established under a Transferee Plan maintained by such Subsidiary. The Committee shall determine, in its sole discretion, whether such transfer shall be made and the timing of such transfer. Such transfer shall be made only if, and to the extent, approval of such transfer is obtained from the Trustee.

               (b) No transfer shall be made under this Section 6.3 unless the Service Provider for whose benefit the Transferred Account is held executes a written waiver of all of such Service Provider's rights and benefits under this Plan in such form as shall be acceptable to the Committee.

                                   SECTION 7

                                 ADMINISTRATION

        7.1 ADMINISTRATION. The Committee shall administer and interpret this Plan in accordance with the provisions of the Plan and the Trust Agreement. Any determination or decision by the Committee shall be conclusive and binding on all persons who at any time have or claim to have any interest whatever under this Plan. The Committee may employ legal counsel, consultants, actuaries and agents as it may deem desirable in the administration of the Plan and may rely on the opinion of such counsel or the computations of such consultant or other agent. The Committee shall have the authority to delegate some or all of the powers and responsibilities under the Plan and the Trust Agreement to such person or persons as it shall deem necessary, desirable or appropriate for administration of the Plan.

        7.2 LIABILITY OF COMMITTEE; INDEMNIFICATION. To the maximum extent not prohibited by law, no member of the Committee shall be liable to any person and in any event shall be indemnified by the Employer for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own bad faith or willful misconduct.

        7.3 EXPENSES. The costs of the establishment of the Plan and the adoption of the Plan by Employer, including but not limited to legal and accounting fees, shall be borne by Employer. The expenses of administering the Plan and the Trust shall be borne by the Trust unless the Employer elects in its sole discretion to pay some or all of those expenses; provided, however, that Employer shall bear, and shall not be reimbursed by, the Trust for any tax liability of Employer associated with the investment of assets by the Trust.


                                      11.

                                    SECTION 8

                            GENERAL AND MISCELLANEOUS

        8.1 RIGHTS AGAINST EMPLOYER. Except as expressly provided by the Plan, the establishment of this Plan shall not be construed as giving to any Service Provider or to any person whomsoever, any legal, equitable or other rights against the Employer, or against its officers, directors, agents or shareholders, or as giving to any Service Provider or Beneficiary any equity or other interest in the assets, business or shares of Employer stock or giving any Service Provider the right to be retained in the employment of the Employer. Neither this plan nor any action taken hereunder shall be construed as giving to any Service Provider the right to be retained in the employ of the Employer or as affecting the right of the Employer to dismiss any Service Provider. Any benefit payable under the Plan shall not be deemed salary or other compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Employer for the benefit of its Employees. Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Consultant any right to continue in the service of the Employer in any capacity. Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Employer in any capacity or shall affect any right of the Employer, its Board of Directors or stockholders to remove any Non-Employee Director pursuant to the Employer's Bylaws and the provisions of the Delaware General Corporation Law.

        8.2 ASSIGNMENT OR TRANSFER. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Service Provider or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Service Provider or Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

        8.3 SEVERABILITY. If any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

        8.4 CONSTRUCTION. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.

        8.5 GOVERNING LAW. The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of California unless superseded by federal law.

        8.6 PAYMENT DUE TO INCOMPETENCE. If the Committee receives evidence that a Service Provider or Beneficiary entitled to receive any payment under the Plan is physically or


                                      12.

mentally incompetent to receive such payment, the Committee may, in its sole and absolute discretion, direct the payment to any other person or Trust which has been legally appointed by the courts or to any other person determined by the Employer to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Employer may deem proper. Any such payment shall be in complete discharge of the Employer's obligations under this Plan.

        8.7 TAX. The Employer may withhold from any benefits payable under this Plan, all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

        8.8 ATTORNEY'S FEES. Employer shall pay the reasonable attorney's fees incurred by any Service Provider in an action brought against Employer to enforce Service Provider's rights under the Plan, provided that such fees shall only be payable in the event that the Service Provider prevails in. such action.

        8.9 PLAN BINDING ON SUCCESSORS/ASSIGNEES. This Plan shall be binding upon and inure to the benefit of the Employer and its successor and assigns and the Service Provider and the Service Provider's designee and estate.

        The Employer has caused its authorized officer to execute this Plan this ____ day of March, 2001.

                                         AMYLIN PHARMACEUTICALS, INC.


                                         By: ___________________________________
                                                Joseph C. Cook, Jr.
                                                Chief Executive Officer and
                                                Chairman of the Board




                                      13.

                                   APPENDIX 1

                                 ACKNOWLEDGMENT

        The undersigned Service Provider hereby acknowledges that Employer has selected him or her as a participant in the Amylin Pharmaceuticals, Inc. 2001 Deferred Compensation Plan, subject to all terms and conditions of the Plan, a copy of which has been received, read, and understood by the Service Provider in conjunction with executing this Acknowledgment. Service Provider acknowledges that he or she has had satisfactory opportunity to ask questions regarding his or her participation in the Plan and has received satisfactory answers to any questions asked. Service Provider also acknowledges that he or she has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of participation in the Plan. Service Provider understands that his or her participation in the Plan shall not begin until this Acknowledgment has been signed by Service Provider and returned to Employer.

        Dated:_____________________________________________

        Signed:____________________________________________
                      Service Provider

        Dated:_____________________________________________
                      AMYLIN PHARMACEUTICALS, INC.

        Signed:____________________________________________
                      [Officer]